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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                                      OF
                            SUMMIT LIFE CORPORATION


     The following are subsidiaries of Summit Life Corporation:

               Benefit Capital Life Insurance Company, a Louisiana corporation;

               Summit Life and Annuity Company, an Oklahoma corporation;

               Family Benefit Life Insurance Company, a Texas corporation; and

               Summit Property Management, Inc., an Oklahoma corporation.